EXHIBIT 99.1
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[LOGO - PLAYTEX PRODUCTS, INC.]


                                                            300 NYALA FARMS ROAD
                                                            WESTPORT, CT 06880

FOR IMMEDIATE RELEASE                                       PRESS RELEASE
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FOR MORE INFORMATION, CONTACT:
Laura Kiernan
Director Investor Relations
(203) 341-4262


                  PLAYTEX PRODUCTS, INC. CLOSES SALE OF WOOLITE


WESTPORT, CT (NOVEMBER 2, 2004) - PLAYTEX PRODUCTS, INC. (NYSE: PYX) announced today that it has consummated the sale of its Woolite rug and upholstery cleaning business to BISSELL Homecare, Inc., for a purchase price of approximately $62 million in cash, subject to adjustments. This follows the signing of the definitive agreement for the sale, which was announced on September 27, 2004.

Playtex Products, Inc. is a leading manufacturer and distributor of a diversified portfolio of personal care and consumer products, including PLAYTEX tampons, PLAYTEX infant feeding products, WET ONES, BANANA BOAT, BABY MAGIC, DIAPER GENIE, MR. BUBBLE, PLAYTEX gloves, BINACA and OGILVIE.



WITH THE EXCEPTION OF THE HISTORICAL INFORMATION CONTAINED IN THE RELEASE, THE MATTERS DESCRIBED HEREIN CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS, UNCERTAINTIES OR OTHER FACTORS BEYOND THE COMPANY'S CONTROL, WHICH MAY CAUSE MATERIAL DIFFERENCES IN ACTUAL RESULTS, PERFORMANCE OR OTHER EXPECTATIONS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, INTEREST RATES, COMPETITIVE MARKET PRESSURES, THE LOSS OF A SIGNIFICANT CUSTOMER, RAW MATERIAL AND MANUFACTURING COSTS, CAPACITY LIMITATIONS, THE ABILITY TO INTEGRATE ACQUISITIONS, ADVERSE PUBLICITY AND PRODUCT LIABILITY CLAIMS, CAPITAL STRUCTURE, THE IMPACT OF WEATHER CONDITIONS ON SALES, AND OTHER FACTORS DETAILED IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE SUCH INFORMATION.

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